As filed with the United States Securities and Exchange Commission on June 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	99-0351487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1075 Opakapaka Street
Kapolei, Hawaii 96707
(808) 682-7800
(Address of principal executive offices)

2005 Equity Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
(Full title of the plan)

Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer
Hoku Scientific, Inc.
1075 Opakapaka Street
Kapolei, Hawaii 96707
(Name and address of agent for service)

 (808) 682-7800
(Telephone number, including area code, of agent for service)

Copies to:
Paul M. Boyd, Esq.
Stoel Rives LLP
101 S. Capitol Blvd., Suite 1900
Boise, Idaho 83702
(208) 389-9000 (telephone)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	153,331 shares	$6.58	$1,008,917.98	$39.65

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on June 17, 2008, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Hoku Scientific, Inc., a Delaware corporation (the “Company”), relating to 153,331 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Company under the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan (the “Plans”), which Common Stock is in addition to the 1,894,998 shares of Common Stock registered on the Company’s Form S-8 filed on August 30, 2005 (File No. 333-127966) and the 211,822 shares of Common Stock registered on the Company’s Form S-8 filed on July 10, 2007 (File No. 333-144465) (collectively, the "Prior Registration Statements").

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference into this Registration Statement the following documents and information filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, the Registrant is not incorporating any information furnished under Items 2.02 or 7.01 of its Current Reports on Form 8-K:

(a) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, and filed with the Commission on July 26, 2005, including any amendments or reports filed for the purpose of updating that description.

(b) The Company’s Annual Report on Form 10-K for the year ended March 31, 2008, filed on June 6, 2008.

(c) The Company’s Current Reports on Form 8-K filed on April 9, 2008, May 13, 2008 (incorporating Item 1.01 only) and June 16, 2008.

(d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its security holders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its security holders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

 Indemnification Arrangements

As permitted by Section 145 of the DGCL, the Company’s bylaws provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL, (ii) the Company may, in its discretion, indemnify its other officers, employees and agents as set forth in the DGCL, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the Company is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

Furthermore, the Company’s bylaws provide that it is not required to indemnify any director or executive officer:

(i) in connection with any proceeding (or part thereof) initiated by such person unless (1) such indemnification is expressly required to be made by law, (2) the proceeding was authorized by the Company’s Board of Directors, (3) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 6.1 of the Company’s bylaws;

(ii) for expenses, judgments, fines or amounts paid in settlement for which payment is actually made to such director or executive officer under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(iii) on account of any claim against a director or executive officer for an accounting or disgorgement of profits made from the purchase or sale by such director or executive officer of the Company’s securities pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law providing for, or regulatory action regarding, an accounting or disgorgement of profits; or

(iv) if indemnification is not lawful.

The Company has entered into agreements with the Company’s directors and officers that require it to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was one of the Company’s directors or officers or a director or officer of any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification. The Company believes that these indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees of the Company.

As permitted by Section 145 of the DGCL, the Company maintains directors’ and officers’ liability insurance coverage.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title

4.1(1)	Specimen common stock certificate.

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

23.2	Consent of Stoel Rives LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(2)	Amended and Restated Rights Agreement dated December 31, 2003.

99.2(3)	2005 Equity Incentive Plan.

99.3(4)	Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.4(5)	2005 Non-Employee Directors’ Stock Option Plan.

99.5(6)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.
99.6(7)	Registration Rights Agreement, dated February 29, 2008, by and among Hoku Scientific, Inc., and the Purchasers named therein.

(1)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on June 2, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on April 28, 2005, and incorporated by reference herein.
(3)
Previously filed as an attachment to the Company’s Definitive Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders held on September 7, 2006, as filed with the Commission on July 28, 2006, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.65 to the Company’s Current Report on Form 8-K, filed with the Commission on February 29, 2008, and incorporated by reference herein.

Item 9.  Undertakings.

1.  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kapolei, State of Hawaii, on June 24, 2008.

HOKU SCIENTIFIC, INC .

By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DUSTIN M. SHINDO and DARRYL S. NAKAMOTO and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DUSTIN M. SHINDO	Chairman of the Board of Directors,	June 24, 2008
Dustin M. Shindo	President and Chief Executive Officer (Principal Executive Officer)

/s/ DARRYL S. NAKAMOTO	Chief Financial Officer, Treasurer and Secretary	June 24, 2008
Darryl S. Nakamoto	(Principal Financial and Accounting Officer)

/s/ KARL M. TAFT III	Chief Technology Officer and Director	June 24, 2008
Karl M. Taft III

/s/ KARL E. STAHLKOPF	Director	June 24, 2008
Karl E. Stahlkopf, Ph.D.

/s/ KENTON T. ELDRIDGE	Director	June 24, 2008
Kenton T. Eldridge

/s/ DEAN K. HIRATA	Director	June 24, 2008
Dean K. Hirata

EXHIBITS

Exhibit Number	Exhibit Title

4.1(1)	Specimen common stock certificate.

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

23.2	Consent of Stoel Rives LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(2)	Amended and Restated Rights Agreement dated December 31, 2003.

99.2(3)	2005 Equity Incentive Plan.

99.3(4)	Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.4(5)	2005 Non-Employee Directors’ Stock Option Plan.

99.5(6)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.
99.6(7)	Registration Rights Agreement, dated February 29, 2008, by and among Hoku Scientific, Inc., and the Purchasers named therein.

(1)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on June 2, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on April 28, 2005, and incorporated by reference herein.
(3)
Previously filed as an attachment to the Company’s Definitive Proxy Statement for the Company’s 2006 Annual Meeting of Stockholders held on September 7, 2006, as filed with the Commission on July 28, 2006, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1, as amended (333-124423), filed with the Commission on July 13, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.65 to the Company’s Current Report on Form 8-K, filed with the Commission on February 29, 2008, and incorporated by reference herein.